                             VEECO INSTRUMENTS INC.
             AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN

     1. Purposes. The Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (the "Plan") is intended to provide an incentive to certain key employees (each an "Optionee") of Veeco Instruments Inc., a Delaware corporation (the "Company") and its subsidiaries in order to encourage them to remain in the employ of the Company and contribute to the Company's success by granting them stock options. The stock options granted by the Company pursuant to the terms and conditions of the Plan shall be referred to herein as the "Stock Options". References herein to the employees of the "Company" shall be deemed to include employees of the Company's subsidiaries, as such term is defined in Section 425 of the Internal Revenue Code of 1986, as amended and any applicable regulations (the "Code"), and references to employment by the Company shall be deemed to include employment by any such subsidiary.

     2. Administration. (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of at least three directors of the Company appointed by the Board, who shall hold office at the pleasure of the Board. All members of the Committee must be (x) "disinterested persons," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), if and as such Rule is in effect, and (y) "outside directors" as such term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

     (b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. Subject to the express provisions of the Plan, the Committee shall have the power and authority to interpret the Plan, to adopt such rules and regulations for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules, to determine the terms and provisions of the respective Stock Option Agreements (as hereinafter defined) and other granting documents, and to make all other determinations necessary or advisable for the administration of the Plan.

     (c) The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     (d) Members of the Committee may receive such compensation for their services as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, or other persons to assist it in its administration of the Plan. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Stock Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

3. Stock. The stock to be made the subject of any Stock Option granted under the Plan shall be shares of the common stock of the Company, par value $.01 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Stock Options may be granted under the Plan shall not exceed, in the aggregate, 826,787 shares subject to adjustment in accordance with the provisions of Section 11 hereof. To the extent consistent with Section 162(m) of the Code, and the regulations promulgated hereunder, any shares which were the subject of unexercised portions of any terminated or expired Stock Options may again be subject to Stock Options under the Plan.

     4. Award of Stock Options. The Committee, in its sole discretion, at any time prior to the expiration of ten years from the Effective Date (as hereinafter defined), may authorize the granting of Stock Options to such of the officers, managerial or supervisory personnel and other key employees of the Company as it may select, and in such amounts as it shall designate, subject to the provisions of this Section and the other applicable sections hereof; provided, however, that no Optionee shall be granted Stock Options (whether or not exercised) to purchase more than 100,000 shares, in the aggregate, of Stock in any calendar year. No member of the Committee or non-employee member of the Board shall be eligible to receive any Stock Options or otherwise participate in the Plan. Members of the Board who are not members of the Committee and who are employees of the Company shall be eligible to receive Stock Options and participate in the Plan.

     Each Stock Option granted to an Optionee shall be evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall from time to time approve (the "Stock Option Agreement") and which need not be identical in respect of each Optionee.

     5. Price. The exercise price of a Stock Option shall be the Fair Market Value (as defined below) per share of Stock covered by the Stock Option at the time that the Stock Option is granted. The exercise price of a Stock Option, as determined in accordance with the Plan and specified in the Optionee's Stock Option Agreement shall hereinafter be referred to as the "Exercise Price." For purposes of this Section 5, "Fair Market Value" per share of Stock as of a particular date shall mean, unless otherwise determined by the Committee, the closing price per share of Stock as reported on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ"), for the last preceding date on which a sale was reported.

     6. Term. A Stock Option may be exercised by the holder at such times as may be specified in such Optionee's Stock Option Agreement, provided that no Stock Option shall be exercised later than ten years from the date such Stock Option was granted.

     7. Nontransferability. (a) No Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution, and (b) during the lifetime of an Optionee the Stock Option shall be exercisable only by such Optionee or, in the case of disability, by such holder's personal representative.

     8. Exercise of Options. (a) Unless otherwise provided in any Stock Option Agreement, Stock Options granted pursuant to the Plan shall become exercisable as follows:

          (i) with respect to one-third of the shares of Stock covered by the Stock Option, on the first anniversary date of the grant of such Stock Option;

          (ii) with respect to an additional one-third of the shares of Stock covered by the Stock Option, on the second anniversary date of the grant of such Stock Option; and

          (iii) with respect to the remaining one-third of the shares of Stock covered by the Stock Option, on the third anniversary date of the grant of such Stock Option.

     (b) For purposes of the Plan, the term "Vested Options" shall mean, with respect to any particular Optionee, those Stock Options which have become exercisable pursuant to the provisions of Section 8(a); the term "Vested Shares" shall mean, with respect to any particular Optionee, those shares of Stock subject to one or more Vested Options; and the term "Vesting Date" shall mean the date such Stock Options become Vested Options.

     9. Termination of Employment. (a) In the event (i) of a termination by the Company (other than for Cause, as defined in the applicable Stock Option Agreement) of an Optionee's employment, (ii) an Optionee voluntarily leaves the employ of the Company or (iii) an Optionee shall die or become disabled (within the meaning of Section 22(e)(3) of the Code) while the Optionee is employed by the Company, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise the Optionee's Vested Options for a period of 90 days following the date of such termination, voluntary departure, death or disability.

     (b) In the event that an Optionee's employment with the Company is terminated by the Company for Cause (as defined in the applicable Stock Option Agreement), such Optionee's right to exercise Vested Options shall thereupon terminate and all of such Optionee's Stock Options, whether or not vested, shall be rendered null and void and shall become unexercisable.

     (c) Upon the occurrence of any of the events set forth in subparagraphs (a) or (b) above, an Optionee's non-vested Stock Options shall terminate and be rendered null and void.

     10. Payment for Stock. (a) The aggregate purchase price of Stock issued upon the exercise of any Vested Options granted hereunder shall be paid in full on the date of purchase. Payment shall be made either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Stock already owned by the Optionee or Stock to be acquired by the Optionee upon exercise of Vested Options having a total fair market value, as determined by the Committee, equal to the aggregate purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the aggregate purchase price.

     (b) Stock shall not be issued upon the exercise of any Vested Options unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of such Stock Options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Committee may prescribe.

     11. Stock Adjustments. (a) The total number of shares of Stock which may be issued under the Plan, the number of shares of Stock which may be purchased upon the exercise of Stock Options granted hereunder and the Exercise Price of such Stock Options shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision or combination of shares of the Stock, or a reclassification of the Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a consolidation or a merger in which the Company shall be the surviving corporation.

     (b) Subject to paragraph (c) below, after any merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each Optionee shall, at no additional cost, be entitled, upon any exercise of his Stock Options, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which such Stock Options shall then be so exercised, the number and class of shares of Stock or other securities to which such Optionee would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record or a number of shares of Stock equal to the number of shares to which such Optionee's Stock Options may have then been so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

     (c) In the event of any sale of all or substantially all of the assets of the Company, or any merger of the Company into another corporation, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any Stock Options, all Stock Options granted under the Plan and not previously exercised shall become exercisable by Optionees who are at such time in the employ of the

Company, commencing ten days before the scheduled closing of such event, and shall terminate unless exercised at least one business day before the scheduled closing of such event; provided, however, that the Board may, in its discretion, require instead that all Stock Options granted under the Plan and not previously exercised be assumed by such other corporation on the basis provided in the preceding paragraph.

     (d) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Stock Option.

     12. No Rights as a Stockholder. An Optionee or a permitted transferee of a Stock Option shall have no rights as a stockholder with respect to any Stock covered by his Stock Option until he shall have become the holder of record of such Stock, and, except for stock dividends as provided in Section 11 above, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such Stock for which the record date is prior to the date on which he shall become the holder of record thereof.

     13. Amendment and Termination. The Board may at any time terminate, amend or modify the Plan in any respect it deems to be in the best interests of the Company; provided, however, that no such action of the Board, without the approval of the stockholders of the Company (which may be either before or after Board action) may effectuate any change (i) inconsistent with the qualifications of Stock Option as "performance based" under Section 162(m) of the Code (unless the Board determines that awards affected by such changes are not intended to qualify for such exception) or (ii) any other change for which stockholder approval is required to qualify under Rule 16b-3 of the Securities Exchange Act; and provided, further, that no amendment, modification or termination of the Plan may in any manner affect any Stock Option theretofore granted under the Plan without the consent of the then holder of the Stock Option.

     14. Investment Purpose. At the time of exercise of any Stock Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company that it is his then intention to acquire the Stock for investment and not with a view to the distribution thereof.

     15. Right to Terminate Employment. Nothing contained herein or in any Stock Option Agreement shall restrict the right of the Company to terminate the employment of any Optionee at any time, with or without Cause.

     16. Finality of Determinations. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Committee shall, unless otherwise determined by the Board be final and shall be binding and conclusive for all purposes.

     17. Governing Law. The Plan shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

     18. Effective Date. The Plan was originally adopted and approved by the Board and the stockholders of the Company in 1992, and the Plan is effective as of April 15, 1992 (the "Effective Date"); the amendment and restatement of the Plan was approved and adopted by the Board and the stockholders on October 13, 1994. In accordance with the terms of the amended and restated Plan, and as a result of the consummation on December 5, 1994 of an initial public offering of the Stock, the Plan was restated in January 1995 to reflect only those provisions which are relevant to the Company as a public company and to make other non-substantive changes therein. A further amendment and restatement of the Plan was approved by the Board on April 19, 1995 and the stockholders of the Company on June 15, 1995. On March 25, 1996, a further amendment and restatement of the Plan was approved by the Board, subject to the approval of the stockholders of the Company.

                   AMENDED AND RESTATED VEECO INSTRUMENTS INC.
                  1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     1.   Purpose; Definitions.

     The purpose of the Plan is to increase the proprietary and vested interest of the Non-Employee Directors of the Company in the growth and performance of the Company by granting them Options.

     Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Company" shall mean Veeco Instruments Inc., a Delaware corporation, and any successor corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" per Share as of a particular date shall mean the closing price per Share as reported on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ") for the last preceding date on which a sale was reported.

     "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or a Subsidiary and has not, within one year immediately preceding the determination of such director's eligibility, received any award under any plan of the Company or a Subsidiary that entitles the participants therein to acquire stock, stock options or stock appreciation rights of any such company (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act).

     "Option" shall mean an option to purchase Shares granted pursuant to the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

     "Option Agreement" shall mean an Option Agreement to be entered into between the Company and an Optionee, which shall set forth the terms and conditions of the Options granted to such Optionee, and shall be substantially in the form attached hereto as Exhibit A.

     "Optionee" shall mean a Non-Employee Director to whom an Option has been granted pursuant to the Plan.

     "Plan" shall mean this Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, as hereinafter amended from time to time.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share" shall mean a share of the Company's common stock, par value $.01 per share.

     "Subsidiary" shall have the meaning set forth in Section 425 of the Code and the regulations promulgated thereunder.

2. Shares Subject to the Plan.

     2.1 Shares Subject to Plan

          The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be 25,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, such Shares may again be the subject of Options hereunder.

     2.2  Changes in Company's Shares

          In the event that the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments shall be made by the Board in the number and kind of Shares subject to and which may be subject to Options under this Plan, and the purchase price per Share, to prevent dilution or enlargement of the benefits granted to, or available for, Optionees, including adjustments to the maximum number and kind of shares which may be issued hereunder as Shares as set forth in Section 2.1.

3. Eligibility for Option Grants.

     Any Option granted to any Non-Employee Director prior to the date of the adoption of this Plan shall be subject to the terms and conditions set forth herein. Any individual who is elected or appointed to the office of director as a Non-Employee Director after the date of the adoption of this Plan shall receive an Option to purchase 3,333 Shares as of the date of the first meeting of the Board which such individual attends in such capacity. In addition, each Non-Employee Director shall, upon re-election to the Board, receive an Option to purchase such 3,333 Shares as of the date of the first meeting of the Board which such individual attends after such re-election.

4. Exercisability of Options.

     Each Option granted pursuant to the Plan shall become exercisable immediately upon the grant of such Option.

5. Terms of Options and Shares.

     5.1  Option Agreement

          Options shall be granted only pursuant to an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with the Plan.

     5.2  Terms

          The Options granted hereunder shall have the following terms and conditions:

               (a) Price. The purchase price for the Shares subject to an Option shall be one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted.

               (b) Term. The term of an Option shall be ten years from the date that it is granted.

               (c) Termination of Service as Non-Employee Director. If an individual ceases to be a Non-Employee Director for any reason (including the death or disability (within the meaning of

     Section 22(e)(3) of the Code) of such Optionee) then all outstanding Options held by such Optionee shall remain exercisable by such Optionee (or in the case of death or disability, such Optionee's estate or legal guardian, as the case may be) for the lesser of 90 days following such event or the remaining term of such Option. Thereafter, such Options shall terminate.

     5.3  Non-Transferability

          No Option granted under the Plan shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

     5.4  Method of Exercise

          The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Board and upon such terms and conditions as the Board shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof. Any Shares transferred to the Company as payment for the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Board determines otherwise in its sole discretion.

     5.5  Rights as Stockholder

          No Optionee shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Optionee.

6. Administration

     The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Options under the Plan, the number of Shares subject to any such Options, the purchase price thereunder or the timing of grants of Options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

7. Other Provisions.

     7.1  Amendment, Suspension or Termination of the Plan

          The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 2.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

               (a) increase the number of Shares as to which Options may be granted under the Plan, either individually or in the aggregate;

               (b) change in any respect the class of persons who constitute Non-Employee Directors eligible to participate in the Plan;

               (c) change the requirement of Section 5.2(a) that the Option be priced at Fair Market Value;

               (d) extend the maximum period for granting or exercising Options provided herein; or

               (e) otherwise materially increase the benefits accruing to Optionees under the Plan.

          The provisions of Sections 3 and 5 may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated under either statute.

          From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension nor after termination or expiration of the Plan.

     7.2  Regulations and Other Approvals; Governing Law

               (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

               (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

               (c) The Board may make such changes in the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

               (d) Each Option is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

               (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require any individual receiving

     Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are being acquired for investment only and not with a view to distribution. The certificate for such Shares shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

     7.3  Titles; Construction

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

     7.4  Term

          An Option may be exercised by the holder at such times as may be specified in such Optionee's Stock Option Agreement, provided that no Option shall be exercised later than ten years from the date such Option was granted.

     7.5  Effective Date

          The Plan was originally adopted and approved by the Board and the stockholders of the Company on October 13, 1994 and is effective as of October 13, 1994. In accordance with the terms of the Plan, and as a result of the consummation on December 5, 1994 of an initial public offering of the Shares, the Plan was restated in January, 1994 to reflect only those provisions which are relevant to the Company as a public company and to make other nonsubstantive changes therein.

                                    AMENDMENT
                                       TO
                 THE AMENDED AND RESTATED VEECO INSTRUMENTS INC.
                  1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

          Amendment, dated May 15, 1996, to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "Directors Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Directors Plan.

          1. Section 2.1 of the Directors Plan is hereby amended and restated in its entirety to read as follows:

          "2.1 Shares Subject to Plan

               The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be 50,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, such Shares may again be the subject of Options hereunder."

          2. As amended by paragraph 1 hereof, all of the provisions of the Directors Plan shall remain in full force and effect.

          3. This Amendment was approved by the Board of Directors of the Company on March 25, 1996 and by the stockholders of the Company on May 15, 1996.